                                                                     Exhibit 4.1


                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


No. 1
Cusip No. 637432501

                                      6,000,000 Subordinated Deferrable Interest
                                   Debentures (QUICS), $25 principal amount each


            NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

                   7.625% QUARTERLY INCOME CAPITAL SECURITIES
             (SUBORDINATED DEFERRABLE INTEREST DEBENTURES DUE 2050)


                  NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a cooperative association duly organized and existing under the laws of the District of Columbia (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $150,000,000 on June 15, 2050, to pay interest on said principal sum from May 8, 2001 or from the most recent Interest Payment Date through which interest has been paid or duly provided for, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing June 15, 2001, at the rate of 7.625% per annum to, but not including, the date on which the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" is any day other than a day on which banking institutions in New York City are authorized or obligated by law to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

                  Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America at the time of payment is legal tender for payment of public and private debts.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                          NATIONAL RURAL UTILITIES
                                          COOPERATIVE FINANCE CORPORATION


                                          By:_______________________________

ATTEST:

______________________________

                          CERTIFICATE OF AUTHENTICATION

Dated:  May 8, 2001


                  This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                                        BNY MIDWEST TRUST COMPANY



                                        By:______________________________
                                                 Authorized Signatory

                                REVERSE OF QUICS

                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 15, 1996, as amended (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and BNY Midwest Trust Company, as successor trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof in the initial principal amount of $150,000,000 (which principal amount may be increased in accordance with the Indenture).

                  The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after June 15, 2006 as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to, but not including, the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of such Security, or one or more Predecessor Securities, of record at the close of business on the related Regular Record Date referred to on the face hereof, all as provided in the Indenture. If a partial redemption would result in a delisting of the Securities from any national securities exchange on which the Securities are then listed, the Company may redeem such Securities only in whole.

                  In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  In addition to the events of default set forth in the Indenture, the following will constitute an Event of Default under the Indenture with respect to the Securities: the Company shall pay any dividend or interest on, or principal of, or redeem, purchase, acquire or make a liquidation payment with respect to, any Members' Subordinated Certificates, Members' Equity or patronage capital, if such payment is made during an Extension Period, and either (i) such Extension Period has not expired or been terminated or (ii) the Company had not made all payments due on the Securities as a result of such expiration or termination.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 33-1/3% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  The Company shall have the right at any time and from time to time during the term of the Securities of this series to extend the interest payment period to a period not exceeding 20 consecutive quarters (an "Extended Interest Payment Period"), and at the end of such Extended Interest Payment Period or upon the date of the termination of the Extended Interest

Payment Period if prior to the end, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the same rate as specified for the Securities of this series to the extent permitted by applicable law) through the last day of such Extended Interest Payment Period, provided that if any principal amount of this Security is paid on such day, then not including interest for such day with respect to such principal amount; provided, that during such Extended Interest Payment Period the Company may not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its Members' Subordinated Certificates, Members' Equity or patronage capital. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend the interest payment period, provided that such Extended Interest Payment Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Securities of this series. Upon the termination of any such Extended Interest Payment Period and the payment of all amounts then due, the Company may select a new Extended Interest Payment Period, subject to the above requirements. No interest during an Extended Interest Payment Period, except at the end thereof, shall be due and payable. The Company shall give the Holder of this Security notice of its selection of such Extended Interest Payment Period as provided in the Indenture.

                  The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.